Exhibit 99.1

United Fire Group, Inc. to Present at the 17th Annual NYSSA Insurance Industry Conference
CEDAR RAPIDS, Iowa, March 12, 2013 (GLOBE NEWSWIRE) - United Fire Group, Inc. (NASDAQ: UFCS) today announced that Dianne Lyons, Chief Financial Officer, will be presenting at the 17th Annual NYSSA Insurance Industry Conference in New York, NY on Monday, March 18, 2013 at 12:00 pm Eastern Daylight Time. Ms. Lyons will be discussing United Fire Group's financial results and business strategies. A webcast will not be available, but interested parties may access the presentation slides on United Fire Group's website at http://ir.unitedfiregroup.com/events.cfm on the day of the presentation.
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About United Fire Group, Inc.
Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance, reinsurance, and life insurance as well as selling annuities.
Through our subsidiaries, we are licensed as a property and casualty insurer in 43 states, plus the District of Columbia and we are represented by approximately 1,200 independent agencies. The United Fire pooled group is rated "A" (Excellent) by A.M. Best Company.
Our subsidiary, United Life Insurance Company, is licensed in 36 states, represented by more than 900 independent life agencies and rated an "A-" (Excellent) by A.M. Best Company.

Contact:
Anita Novak MBA, CPCU, ARM
Director of Investor Relations
P.O. Box 73909, Cedar Rapids, IA 52407
Phone: 319.399.5251
Email: ALNovak@UnitedFireGroup.com
Website: www.unitedfiregroup.com